UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2009

Show Me Ethanol, LLC

(Exact name of registrant as specified in its charter)

Missouri	000-52614	20-4594551
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

P. O. Box 9 26530 Highway 24 East,

Carrollton, Missouri 64633

(660) 542-6493

(Address of principal executive offices and telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2009 Show Me Ethanol, LLC (the “Company”) concluded its 2009 annual meeting. On July 22, 2009, there existed proxies sufficient to constitute a quorum and the Company held its annual meeting as scheduled. On July 22, 2009 David Durham was reelected as a Manager on the Company’s board and BKD, LLP was ratified as the Company’s independent auditor. The remainder of the business, including the vote on proposal two, was postponed pending receipt of additional proxies from members. On September 10, 2009, Richard Hanson, the holder of proxies representing 81.06% of the Percentage Interests of the Company waived advance notice of the annual meeting and voted the proxies in favor of proposal two. 10.85% of the Percentage Interests of the members voted against proposal two.

Proposal two amended the Company’s Operating Agreement to change the definition of “Super Majority In Interest” to reduce the percentage required to pass certain proposals from 81% to 70% and reduced the required number of manager votes from 9 to 8 to pass certain proposals. The definition now reads:

“Super Majority in Interest” means any individual Member or a group of Members holding an aggregate of more than 70% of the Percentage Interests held by all Members who are entitled to vote hereunder, or in the case of Managers, Managers holding at least 8 votes.

A copy of the Company’s current Operating Agreement, as amended is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

The following exhibits are filed with or incorporated as part of this report as required by Item 601 of Regulation S-K:

Exhibit Number	Description
3.2	Form of Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2009	Show Me Ethanol, LLC

	By:	/s/Richard Hanson
Name: Richard Hanson
Title: General Manager and Chief Financial Officer